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EXHIBIT 5.1 FORM OF LEGAL OPINION

Asia Automotive Acquisition Corp.
199 Pierce St.
Suite 202
Birmingham, Michigan
U.S.A.

March 7, 2008

Dear Sirs

TONGXIN INTERNATIONAL LTD. (THE "COMPANY")

We are lawyers licensed and qualified to practice law in the British Virgin Islands. We have been asked to provide this legal opinion in connection with the issuance of the following securities (among others), as registered under the United States Securities Act of 1933, as amended, (the "Securities Act"), pursuant to the Registration statement, as amended, on Form S-4, Number 333-147086 provided to us (the "Registration Statement") as filed by the Company with the United States Securities and Exchange Commission ("SEC"):

the issuance to the security holders of Asia Automotive Acquisition Corp., a Delaware Corporation ("AAAC"), pursuant to a merger of AAAC with and into the Company, of:

        (i) up to a total of 5,031,250 units ("THE UNITS"), with each unit consisting of one Ordinary Share and one Warrant (as defined below);

        (ii) one representative unit purchase option to purchase up to 350,000 Units to the holder of one representative unit purchase option in AAAC (the "AAAC PURCHASE OPTION UNIT");

        (iii)  up to a total of 12,111,500 Ordinary Shares, comprised of
               (a) 6,380,000 Ordinary Shares to the holders of AAAC common stock (including 5,031,250 shares of common stock that have issued as part of the Units), in exchange for such stock, (b) 5,031,250 Ordinary Shares issuable upon exercise of the Warrants included in the Units, (c) 350,000 Ordinary Shares issueable upon exercise of the Warrants included in the Purchase Option Unit; and

        (iv) up to a total of 5,031,600 warrants to purchase one Ordinary Share (the "WARRANTS") comprised of (a) 5,031,250 Warrants to the holders of warrants in AAAC, as detailed in the Registration Statement) that were included in the Units, and (b) 350,000 Warrants issuable upon exercise of the Purchase Option Unit.

This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement (as defined below).

2     DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

2.1 The written resolutions of the board of directors of the Company dated March 6, 2008, and the written resolutions of the sole shareholder of the Company dated March 6, 2008 (the "RESOLUTIONS").

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2.2    A registered agent's certificate of incumbency dated March 6, 2008, issued by Maples Finance BVI Limited, the Company's registered agent, (a copy of which is attached as Annexure A) (the "REGISTERED AGENT'S CERTIFICATE").


2.3 The public records of the Company on file and available for public inspection at the Registry of Corporate Affairs in the British Virgin Islands (the "REGISTRY OF CORPORATE AFFAIRS") on March 7, 2008 including:

       (a)   the Company's Certificate of Incorporation;  and

       (b)   the Company's Memorandum and Articles of Association.

2.4 A certificate from a Director of the Company (a copy of which is annexed hereto as Annexure B) (the "DIRECTOR'S CERTIFICATE").

2.5    The Registration Statement.

2.6    The form of the AAAC Warrant agreement.

2.7 The prospectus filed with the SEC on Form 424B3 in respect of AAAC, describing (among other things) the Warrants, the Units and the Purchase Option Unit.

3      ASSUMPTIONS

In giving this opinion we have assumed (without further verification) the completeness and accuracy of the Registered Agent's Certificate and the Director's Certificate. We have also relied upon the following assumptions, which we have not independently verified:

3.1 Copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3.2    All signatures, initials and seals are genuine.

3.3 The accuracy and completeness of all factual representations expressed in or implied by the documents we have examined.

3.4 There is nothing under any law (other than the law of the British Virgin Islands) which would or might affect the opinions hereinafter appearing.

3.5 That all public records of the Company which we have examined are accurate and that the information disclosed by the searches which we conducted against the Company at the Registry of Corporate Affairs is true and complete and that such information has not since then been altered and that such searches did not fail to disclose any information which had been delivered for registration but did not appear on the public records at the date of our searches.

3.6    The Resolutions remain in full force and effect.

3.7 That the Company will assume the obligations of AAAC in respect of the Warrants, the Units and the (AAAC) Purchase Option Units, on the same terms (save that the securities issuable thereunder shall be securities in the Company), by virtue of the Merger Agreement.




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3.8    That no less than the par value shall be paid for the Ordinary Shares ultimately issuable pursuant to Warrants, Units and the Purchase Option Unit.

4      OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

4.1 The Company is a limited liability company duly incorporated under the BVI Business Companies Act, 2004 (the "Act"), in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands, and possesses the capacity to sue and be sued in its own name.

4.2 The Company is authorised to issue 39,000,000 shares of the following classes with a par value of US$0.0001 each:

       (a)    39,000,000 ordinary shares ("ORDINARY SHARES");

       of which [100] Ordinary Shares have been issued.

4.3 The [100] issued shares in the Company are registered in the name of AAAC, and are duly authorised and validly issued.

4.4    The Units, the Ordinary Shares, the Warrants and the Purchase Option
       Unit to be issued in accordance with the Merger Agreement, when issued in accordance with their governing instruments and the Company's memorandum and articles of association, and in the manner described in the Registration Statement, will be duly authorised, validly issued, fully paid and non assessable.


4.5 Upon the Merger becoming effective pursuant to the laws of the British Virgin Islands, the obligations of AAAC in respect of the Warrants, the Units and the AAAC Purchase Option Unit will be binding on the Company on the same terms thereof (save that the securities issuable thereunder shall be securities of the Company).


5      QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

5.1 To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registry of Corporate Affairs.

5.2 The obligations of the Company may be subject to restrictions pursuant to United Nations sanctions as implemented under the laws of the British Virgin Islands.

5.3 We reserve our opinion as to the extent to which the courts of the British Virgin Islands would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction of which such provisions form a part, notwithstanding any express provisions in this regard.

5.4 We make no comment with regard to the references to foreign statutes in the Registration Statement.

5.5 This opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.


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6      CONSENTS

In connection with the above opinion, we hereby consent:

6.1 To the use of our name in the Registration Statement, the prospectus constituting a part thereof and all amendments thereto under the caption "Legal Matters"; and

6.2    To the filing of this opinion as an exhibit to the Registration
       Statement.

This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.



Yours faithfully

/s/ Maples and Calder


Maples and Calder











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                                   ANNEXURE A
                         REGISTERED AGENT'S CERTIFICATE

                                          REGISTERED AGENT'S CERTIFICATE

In this certificate:

------------------------------------------------------------------------------------
"Act"                   means the BVI Business Companies Act, 2004 (as attended).
------------------------------------------------------------------------------------
"BVI"                   means the British Virgin Islands.
------------------------------------------------------------------------------------
"Company"               means Tongxin international, Ltd.
------------------------------------------------------------------------------------
"FSC"                   means the BVI Financial Services Commission.
------------------------------------------------------------------------------------
"Register"              means the Register of Companies maintained by the Registrar.
------------------------------------------------------------------------------------
"Registered Agent"      means Maples Finance BVI Limited.
------------------------------------------------------------------------------------
"Registered Office"     means the Company's registered office, being Kingston
                        Chambers, PO Box 173, Road Town, Tortola, British Virgin
                        Islands.
------------------------------------------------------------------------------------
"Register Of Charges"   means a register 6f charges maintained at the Company's
                        Registered Office pursuant to section 162 6f the Act.
------------------------------------------------------------------------------------
"Registrar"             means the Registrar of Corporate Affairs in the BVI.
------------------------------------------------------------------------------------

We, Maples Finance BVI Limited of Kingston Chambers, PO Box 173, Road Town, Tortola, British Virgin Islands, being the Company's duly appointed Registered Agent hereby certify that:

1 the Company was incorporated in the BVI on 8 February 2008 with company number 1463867;

2 the Company's name appears on the Register and it has paid all fees due and payable to the FSC.

As far as can be determined from the documents retained at the Registered
Office:

3 the Company has not commenced liquidation under the Ad or the Insolvency Act, 2003 (as amended);

4 no legal, arbitration or other administrative proceedings have been threatened Or commenced against the Company;

5    the Directors of the Company are as follows:

--------------------------------------------------------------------
Name                                        Appointment Date
--------------------------------------------------------------------
William R. Herren                           4 March 2008
--------------------------------------------------------------------
Rudy Wilson                                 4 March 2008
--------------------------------------------------------------------
David J. Brophy                             4 March 2008
--------------------------------------------------------------------


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
-----------------------------------------------------------------
Ms. Pilar Albiac-Murillo                 4 March 2008
-----------------------------------------------------------------
William Zielke                           4 March 2008
-----------------------------------------------------------------


6    the Shareholder of the Company is as follows:

-----------------------------------------------------------------------------------------------------
Name                                        Certificate      Shares            Allotment/
                                                No.         Allotted/          Acquisition
                                                            Acquired              date
-----------------------------------------------------------------------------------------------------
Asia Automotive Acquisition Corporation        1               100              4 March 2008
-----------------------------------------------------------------------------------------------------

7    No entries have been made on the Company's Register of Charges.

8    All certifications are correct as at the 6th day of March, 2008


/s/
---------------------------------------------
For and on behalf of
Maples Finance BVI Limited - Registered Agent


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                                   ANNEXURE B
                             DIRECTOR'S CERTIFICATE



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                            TONGXIN INTERNATIONAL LTD
                               ROAD TOWN, TORTOLA
                                     VG1110
                             BRITISH VIRGIN ISLANDS

                                                                    6 March 2008

To:      Maples and Calder
         Sea Meadow House
         PO Box 173
         Road Town
         Tortola
         British Virgin Islands

Dear Sirs

Tongin International Ltd (the "Company")

I, Rudy Wilson, being a director of the Company, am aware that you are being asked to provide a legal opinion (the "Opinion") in relation to certain aspects of British Virgin Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1    The Company has not created any charges over any of its property or assets.

2 The written resolutions (the "Resolutions") of the board Of directors dated 6 March 2008c were signed by all the directors in the manner prescribed in the Articles of Association of the Company, including as to the disclosure of any director's interests in the Registration Statement.

3 The Company is authorised to issue a maximum of 39,000,000 shares each with a par value of US$0.0001, of which 100 have been issued add are fully paid up.

4 The Shares to be offered and sold by the Company (including upon exercise or the warrants) as contemplated by the Form S-4 have been duly authorised for issue, and when issued by the company against payment in full, of the consideration, in accordance with the terms set out in the Form S-4 and the terms of the warrant agreement and underwriting agreement referred to in the Form S-4 and duly registered in the Company's register of member* (shareholders), such Shares will be validly issued, fully paid and non-assessable.

5 The shareholders of the Company have hot restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under British Virgin Islands law) binding on the Company prohibiting it from performing its obligations under the Registration Statement.

6 The Resolutions were duly adopted, are In full force and effect at the date hereof and have not been amended, varied or revoked in any respect

7 The directors of the Company at the date of Resolutions and at the date hereof were and are as follows: William R. Herren, Rudy Wilson, William Zielke, David Brophy and Pilar Albiac-Murillo.

8 Each director considers the transactions contemplated by the Registration Statement to be of commerce benefit to the Company and has acted bona fide in the best Interests of the Company, and for a proper purpose of the Company, in relation to the transactions the subject of the Opinion.

9 To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction. Nor have the directors or shareholders taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company's property or assets.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

Signature:        /s/ Rudy Wilson
                  ----------------------------------
                  Rudy Wilson
                  Director